Exhibit 25.1

FORM T-1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)             ☐

THE BANK OF NEW YORK
(Exact name of trustee as specified in its charter)

New York	13-5160382
(State of incorporation	(I.R.S. employer
if not a U.S. national bank)	identification no.)

One Wall Street, New York, N.Y.	10286
(Address of principal executive offices)	(Zip code)

Accellent Inc.
(Exact name of obligor as specified in its charter)

SEE TABLE OF ADDITIONAL REGISTRANTS

Maryland	84-1507827
(State or other jurisdiction of	(I.R.S. employer identification no.)
incorporation or organization)

100 Fordham Road,
Wilmington, MA	01887
(Address of principal executive offices)	(Zip code)

10 1/2% Senior Subordinated Notes Due 2013

Guarantees of 10 ½% Senior Subordinated Notes Due 2014
(Title of the indenture securities)

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

	State or Other
	Jurisdiction of	IRS Employer	Industrial
	Incorporation or	Identification	Classification Code
Exact Name of Registrant as Specified in its Charter	Organization	Number	Number
Accellent Corp.	Colorado	91-2054669	3841

American Technical Molding, Inc.	California	99-0266738	3841

Brimfield Acquisition Corp.	Delaware	51-0386457	3841

Brimfield Precision, LLC	Delaware	04-3457459	3841

CE Huntsville Holdings Corp.	Delaware	54-2181917	3841

Cycam, Inc.	Pennsylvania	25-1567669	3841

ELX, Inc.	Pennsylvania	25-1711485	3841

G&D, Inc. d/b/a Star Guide Corporation	Colorado	84-0718817	3841

Hayden Precision Industries	Delaware	16-1564447	3841

Kelco Acquisition, LLC	Delaware	52-2139676	3841

Machining Technology Group, LLC	Tennessee	62-1755768	3841

MedSource Technologies, Inc.	Delaware	52-2094496	3841

MedSource Technologies, LLC	Delaware	41-1934170	3841

MedSource Technologies, Newton Inc.	Delaware	41-1990432	3841

MedSource Technologies Pittsburgh, Inc.	Delaware	04-3710128	3841

MedSource Trenton, Inc.	Delaware	32-0000036	3841

Micro-Guide, Inc.	California	95-1866997	3841

National Wire & Stamping, Inc.	Colorado	84-0485552	3841

Noble-Met, Ltd.	Virginia	54-1480585	3841

Portlyn, LLC	Delaware	02-0506852	3841

Spectrum Manufacturing, Inc.	Nevada	36-2997517	3841

Tenax, LLC	Delaware	06-1567572	3841

Texcel, Inc.	Massachusetts	04-2973748	3841

Thermat Acquisition Corp.	Delaware	52-2235950	3841

UTI Corporation	Pennsylvania	23-1721795	3841

UTI Holding Company	Delaware	54-0407158	3841

Venusa, Ltd.	New York	13-3029017	3841

1.  General information.  Furnish the following information as to the Trustee:

(a)                                  Name and address of each examining or supervising authority to which it is subject.

Name	Address
Superintendent of Banks of the State of New York	2 Rector Street New York, N.Y. 10006 and Albany, N.Y. 12203

Federal Reserve Bank of New York	33 Liberty Plaza, New York, N.Y. 10045

Federal Deposit Insurance Corporation	Washington, D.C. 20429

New York Clearing House Association	New York, N. Y. 10005

(b)                                  Whether it is authorized to exercise corporate trust powers.

Yes.

2.                                      Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

3.                                      List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.                                       A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers.  (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

2.                                       A copy of the existing By-laws of the Trustee.  (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)

3.                                       The consent of the Trustee required by Section 321(b) of the Act.  (Exhibit 6 to Form T-1 filed with Registration Statement No. 33-44051.)

4.                                       A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 13h day of December, 2005.

THE BANK OF NEW YORK

By:	/s/	ROBERT A. MASSIMILLO
	Name:	ROBERT A. MASSIMILLO
	Title:	VICE PRESIDENT

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK

of One Wall Street, New York, N.Y. 10286
And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business September 30, 2005, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

Dollar Amounts in Thousands

ASSETS
1. Cash and balances due from depository institutions (from Schedule RC-A)
a. Noninterest-bearing balances and currency and coin(1)	3,223,000
b. Interest-bearing balances(2)	6,428,000
2. Securities:
a. Held-to-maturity securities (from Schedule RC-B, column A)	2,071,000
b. Available-for-sale securities (from Schedule RC-B, column D)	22,899,000
3. Federal funds sold and securities purchased under agreements to resell
a. Federal funds sold in domestic offices	1,783,000
b. Securities purchased under agreements to resell(3)	271,000
4. Loans and lease financing receivables (from Schedule RC-C):
a. Loans and leases held for sale	0
b. Loans and leases, net of unearned income	34,349,000
c. LESS: Allowance for loan and lease losses	557,000
d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)	33,792,000
5. Trading assets (from Schedule RC-D)	5,761,000
6. Premises and fixed assets (including capitalized leases)	801,000
7. Other real estate owned (from Schedule RC-M)	0
8. Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)	288,000
9. Customers’ liability to this bank on acceptances outstanding	106,000
10. Intangible assets:
a. Goodwill	2,158,000
b. Other intangible assets (from Schedule RC-M)	765,000
11. Other assets (from Schedule RC-F)	5,391,000
12. Total assets (sum of items 1 through 11)	85,737,000
LIABILITIES
13. Deposits:
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I)	35,878,000
(1) Noninterest-bearing(4)	16,458,000
(2) Interest-bearing	19,420,000
b. In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule RC-E, part II)	26,474,000
(1) Noninterest-bearing	448,000
(2) Interest-bearing	26,026,000
14. Federal funds purchased and securities sold under agreements to repurchase
a. Federal funds purchased in domestic offices(5)	3,200,000
b. Securities sold under agreements to repurchase(6)	101,000
15. Trading liabilities (from Schedule RC-D)	2,914,000
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)	1,247,000
17. Not applicable
18. Bank’s liability on acceptances executed and outstanding	108,000
19. Subordinated notes and debentures(7)	1,440,000
20. Other liabilities (from Schedule RC-G)	6,119,000
21. Total liabilities (sum of items 13 through 20)	77,481,000
22. Minority interest in consolidated subsidiaries	141,000
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus	0
24. Common stock	1,135,000
25. Surplus (exclude all surplus related to preferred stock)	2,092,000
26. a. Retained earnings	4,976,000
b. Accumulated other comprehensive income(8)	-88,000
27. Other equity capital components(9)	0
28. Total equity capital (sum of items 23 through 27)	8,115,000
29. Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28)	85,737,000
Memorandum

I, Thomas J. Mastro, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Thomas J. Mastro,
Senior Vice President and Comptroller

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Thomas A. Renyi
Gerald L. Hassell	Directors
Alan R. Griffith